                                   EXHIBIT 99
                                   ----------

                                                                 AT THE COMPANY:
            Daniel D. Viren, Senior Vice President-Finance, CFO - (614) 864-6400
                   Roy Youst, Director Corporate Communications - (614) 864-6400


FOR IMMEDIATE RELEASE
Thursday, August 12, 2004

         R.G. BARRY CORPORATION SECOND QUARTER REFLECTS COSTS OF CHANGES
             Slippermaker On Target Implementing New Business Model

PICKERINGTON, Ohio - Thursday, August 12, 2004 - R.G. Barry Corporation (OTC Bulletin Board - RGBC) today reported its second quarter and first half 2004 operating results.

For the quarter ended July 3, 2004:
     - net sales were $14.5 million, down from the $19.0 million reported in the second quarter of 2003;
     - net loss was $8.9 million, or a loss of $0.91 per share, compared to a net loss in the second quarter of 2003 of $2.8 million, or a loss of $0.29 per share. The 2004 second quarter net loss included restructuring charges totaling $3.6 million primarily related to the Company's phase-out of its manufacturing operations.

For the first half ended July 3, 2004:
     - net sales were $32.9 million, down from the $39.4 million reported in the first half of 2003;
     - net loss for the half was $23.1, or a loss of $2.34 per share, compared to a net loss of $6.7 million, or a loss of $0.68 per share, in the first half of 2003. The first half 2004 net loss included restructuring and asset impairment charges totaling $11.9 million.

 "Although our results for the second quarter and first half reflect a significant reduction in net sales compared to the comparable periods in 2003, we are on target with implementation of our lower cost, more efficient business model," said Thomas M. Von Lehman, President and Chief Executive Officer.

"We believe a substantial portion of our net sales decline is related to customer concerns that surfaced in early 2004 about our liquidity and to the introduction of a less liberal return policy for retailers. The new financing we obtained in March of this year has bolstered customer confidence in R.G. Barry, but the impact of sales lost in the first quarter of 2004 will be with us throughout the year since many retailers' fall/winter purchasing decisions are made in early spring. We are working to regain some of this lost 2004 business, but it's a very difficult thing to do once customers have made commitments elsewhere. We recognized prior to implementing our new return policy that it would have a negative impact on top-line sales this year. We believe that over the long-term the Company's business should be more profitable with fewer sales and fewer returns than it would be with greater sales volume and higher returns from retailers.

                                   -- more --

"The phase-out of our Mexican manufacturing operations was completed in May, one month earlier than planned. Most costs related to closing the factories and their related support structure are reflected in the first half 2004 restructuring and asset impairment charges. The extensive costs and write-downs related to these closings and to the overall implementation of our new business model, together with lower net sales, will prevent us from reporting an operating profit for 2004. We do, however, expect the business to be operationally profitable for the second half of this year.

"Consistent with our complete phase-out of manufacturing operations and the shift to the use of contract manufacturers is the $11.5 million reduction in our first half inventory position versus the equivalent period last year. In the third and fourth quarters of this year, we expect to realize additional operating cost savings and improved gross profits from our new, leaner way of doing business and our move to total outsourcing. We continue to believe that once fully implemented, our new business model gives the company the opportunity to return to profitability next year," Mr. Von Lehman said.

R.G. Barry Corporation senior management will conduct a conference call for all interested parties at 1 p.m. EDT Thursday, August 12, 2004. Management will discuss the Company's performance, its plans for the future and will accept questions from invited participants. The conference call is available at
(877) 589-6174 or (706) 679-5207 until five minutes before starting time.
To listen live via the Internet, simply log on to the web at
<http://phx.corporate-ir.net/playerlink.zhtml?c=108407&s=wm&e=926750>.

Replays of the call will be available shortly after its completion. The audio replay can be accessed through Thursday, August 19, 2004, by calling (800) 642-1687 or (706) 645-9291 and using passcode 9280719; or for 30 days by visiting the Company's Web site at <www.rgbarry.com>. A written transcript of the call will be available for 12 months at the Company's Web site under the "Investors/News Release" section.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
Statements in this news release, other than statements of historical fact, are forward-looking statements and are based upon information available to the Company on the date of this release. Our forward-looking statements inherently involve risks and uncertainties that could cause actual results and outcomes to differ materially from those anticipated by our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of the Company to substantially increase its sourcing of products from outside North America to replace the products previously manufactured in its own plants in Mexico without incurring substantial unplanned cost and without negatively impacting delivery times or product quality; the continuing willingness of CIT to fund the Company's financing requirements under the discretionary factoring and financing arrangement with the Company; the Company's ability to reduce its inventory levels in accordance with its plan; the continued demand for the Company's products by its customers and the continuing willingness of its customers and suppliers to support the Company as it implements its new business plan; the ability of the Company generally to successfully implement its new business plan; the unexpected loss of key management; the Company's ability to employ a permanent CEO; and the ability of competitors to take market share from the Company. Other risks to the Company's business are detailed in our previous press releases, shareholder communications and Securities Exchange Act filings. Except as required by applicable law, we do not undertake to update the forward-looking statements contained in this release to reflect new information that becomes available after the date hereof.

                               -- Tables follow --

                    R. G. BARRY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands of dollars, except per share data)

                                              13 weeks ended                         26 weeks ended
                                              --------------                         --------------
                                            July 3,      June 28,      % Incr.      July 3,     June 28,      % Incr.
                                              2004         2003        (Decr.)       2004         2003        (Decr.)
                                            --------     --------      -------     --------     --------      -------
Net sales                                   $ 14,516     $ 19,016      (23.7%)     $ 32,946     $ 39,394      (16.4%)
Cost of sales                                 10,483       12,563      (16.6%)       23,400       25,856       (9.5%)
                                            --------     --------                  --------     --------
   Gross profit                                4,033        6,453      (37.5%)        9,546       13,538      (29.5%)
      Gross profit percent                     27.8%        33.9%           --        29.0%        34.4%           --
Restructuring charges                          3,619           --                    11,901          200
Selling, general & admin. exp.                 8,857       10,018      (11.6%)       20,054       21,575       (7.0%)
                                            --------     --------                  --------     --------
    Operating loss                            (8,443)      (3,565)    (136.8%)      (22,409)      (8,237)    (172.1%)
Other income                                      45            -                        90           53
Interest expense, net                           (291)        (297)      (2.0%)         (532)        (471)       13.0%
                                            --------     --------                  --------     --------
Loss from continuing operations
  before income tax benefit                   (8,689)      (3,862)    (125.0%)      (22,851)      (8,655)    (164.0%)
Income tax (expense) benefit                    (230)       1,474           --         (228)       3,341           --
Minority interest, net of tax                    (10)          (7)          --           (9)         (35)          --
                                            --------     --------                  --------     --------
Net loss from
    continuing operations                     (8,929)      (2,395)    (272.8%)      (23,088)     (5,349)     (331.6%)
Income (loss) from
    discontinued operations                       16        (390)          --           16       (1,308)          --
                                            --------     --------                  --------     --------
   Net loss                                 $ (8,913)    $ (2,785)    (220.0%)     $(23,072)    $ (6,657)    (246.6%)
                                            =========    =========                 =========    =========

Loss per common share -
     Basic and diluted                      $  (0.91)    $  (0.29)    (213.8%)     $  (2.34)    $  (0.68)    (244.1%)
                                            =========    =========                 =========    =========

Average shares outstanding                     9,839        9,815                     9,839        9,813
                                               =====        =====                     =====        =====


                           CONSOLIDATED BALANCE SHEETS
                            (in thousands of dollars)

                                                                   July 3,          June 28,         Jan. 3,
                                                                  --------         ---------         -------
                                                                    2004              2003             2004
                                                                    ----              ----             ----
ASSETS
Cash                                                              $  1,630          $  3,714         $  2,012
Accounts receivable, net                                             8,417            14,915            7,118
Inventories                                                         32,142            43,663           32,797
Deferred and recoverable income taxes                                   --             7,177               --
Prepaid and other current assets                                     2,025             2,032            2,452
                                                                  --------          --------         --------
   Total current assets                                             44,214            71,501           44,379

Net property, plant and equipment                                    4,876            10,299            9,369

Goodwill, net                                                           --             2,654               --
Deferred income taxes and other assets                               3,593            12,653            7,532
                                                                  --------          --------         --------
   Total assets                                                   $ 52,683          $ 97,107         $ 61,280
                                                                  ========          ========         ========

LIABILITIES & SHAREHOLDERS' EQUITY
Short-term notes payable                                            20,678            18,000            2,000
Other current liabilities                                           13,454            18,099           16,533
Long-term debt                                                       1,269             5,413            2,141
Accrued retirement costs and other                                  14,576            14,206           14,841
Minority interest                                                      388               396              378
Shareholders' equity, net                                            2,318            40,993           25,387
                                                                  --------          --------         --------
   Total liabilities & shareholders' equity                       $ 52,683          $ 97,107         $ 61,280
                                                                  ========          ========         ========